Exhibit 99.1
Eastern Bankshares, Inc. Reports First Quarter 2026 Financial Results
Announces 15% Increase to Quarterly Dividend
•Net income of $65.3 million, or $0.29 per diluted share, included non-operating merger-related costs; operating net income of $88.6 million, or $0.40 per diluted share.
•Return on average assets of 0.86%, or 1.17% on an operating basis; return on average tangible common equity of 9.8%, or 12.8% on an operating basis.
•Net interest margin on fully tax equivalent basis expanded 2 basis points to 3.63%, primarily due to lower cost of funds.
•Wealth assets increased to a record high of $10.3 billion, including $9.8 billion of assets under management, and benefited from positive net flows.
•Repurchased 3.9 million shares of common stock for $75.1 million. As of March 31, 2026, 59% of the current authorization is complete.
•Non-performing loans of $137.7 million, or 0.60% of total loans, an improvement from $172.3 million, or 0.75% of total loans at year-end. Provision for loan losses of $5.8 million, compared to $4.9 million in prior quarter.
BOSTON, April 23, 2026 — Eastern Bankshares, Inc. (the “Company”) (NASDAQ: EBC), the holding company of Eastern Bank, today announced its first quarter 2026 financial results.
FINANCIAL HIGHLIGHTS

	As of and for three months ended		Linked quarter Change
(Unaudited, $ in millions, except per share data)	Mar 31, 2026	Dec 31, 2025	△ $	△ %
Earnings
Net income	$65.3	$99.5	$(34.2)	(34.4)%
Per share, diluted	$0.29	$0.46	$(0.17)	(37.0)%

Operating net income*	$88.6	$94.7	$(6.1)	(6.4)%
Per share, diluted*	$0.40	$0.44	$(0.04)	(9.1)%

Net interest income	$244.7	$237.4	$7.2	3.0%
NIM - FTE*	3.63%	3.61%	NM	0.02%

Noninterest income	$43.6	$46.1	$(2.5)	(5.4)%
Operating noninterest income*	$45.1	$46.7	$(1.6)	(3.4)%
Noninterest expense	$198.6	$189.4	$9.2	4.9%
Operating noninterest expense*	$167.9	$156.1	$11.8	7.6%
Efficiency ratio	68.9%	66.8%	NM	2.1%
Operating efficiency ratio*	52.8%	50.1%	NM	2.7%

Balance sheet
Period-end balances
Loans	$23,388	$23,574	$(187)	(0.8)%
Deposits	$25,105	$25,471	$(366)	(1.4)%
Average balances
Loans	$23,510	$21,918	$1,592	7.3%
Deposits	$25,195	$24,262	$933	3.8%

Capital
Tangible shareholders’ equity / tangible assets*	10.21%	10.38%	NM	(0.17)%
CET1 capital ratio (1)	13.16%	13.19%	NM	(0.03)%
Book value per share	$18.45	$18.42	$0.03	0.2%
Tangible book value per share*	$12.90	$12.90	$—	—%

Asset quality
Non-performing loans	$137.7	$172.3	$(34.6)	(20.1)%
Total non-performing loans to total loans	0.60%	0.75%	NM	(0.15)%
Net charge-offs to average total loans	0.17%	0.18%	NM	(0.01)%

(1) CET1 capital ratio as of March 31, 2026 is a preliminary estimate.
*Non-GAAP Financial Measure.

The Company’s first quarter 2026 financial results reflect a full quarter impact of the merger with HarborOne Bancorp (“HarborOne”). The Company’s fourth quarter 2025 financial results included a partial quarter impact of the merger, which closed on November 1, 2025.

“Our first quarter performance was solid and in line with our expectations, with results reflecting the impact of typical seasonal trends,” said Denis Sheahan, Chief Executive Officer. “Operating income increased 31% from a year ago and generated an operating return on average tangible common equity of 12.8%. Loan balances were down modestly as expected. However, customer sentiment remains positive and commercial pipelines ended the quarter at a record high level, giving us confidence in strong originations for the coming quarters. Our commercial lending team is energized following a record year of originations, and that momentum is carrying into 2026. Wealth management continues to capitalize on the deepening alignment with our banking businesses, elevating client engagement and referral activity. Wealth assets under management increased to a record $9.8 billion due to positive net flows, partially offset by weaker equity markets. The deposit environment remains competitive, and we are taking targeted actions to ensure our offerings are appropriately positioned to defend and grow share. While these efforts will result in some upward pressure on costs, we remain focused on balancing growth of our high quality deposit base with that of the margin. Overall, we believe Eastern is well-positioned to deliver meaningful value to shareholders by executing on organic growth opportunities and a consistent return of capital.”

David Rosato, Chief Financial Officer, added, “The HarborOne core system conversion was successfully completed in February, and we remain on track to capture the merger’s projected cost savings. With this milestone behind us, we are excited to realize the full potential of the combined franchise. Asset quality continues to be excellent with net charge-offs to average total loans of 17 basis points, reflecting the strength of the portfolio. We are particularly pleased with the reduction in non-performing loans since year-end, a result of our proactive risk management approach and strong execution of our Managed Assets Group. Given the Company’s profitability, we continue to generate excess capital and remain committed to returning capital to shareholders, as demonstrated by $75.1 million of share repurchases during the quarter. As of quarter-end, 59% of the current authorization is complete and we expect to finish the program around mid-year; at which point, we anticipate executing another share repurchase authorization subject to regulatory approval. Additionally, we announced a 15% dividend increase today, marking the sixth consecutive year of dividend growth since becoming a public company.”

NET INTEREST INCOME

Net interest income was $244.7 million, an increase of $7.2 million from the fourth quarter.

•Net interest income included net discount accretion of $19.5 million, compared to $22.6 million in the prior quarter. Net discount accretion contributed 28 basis points to the net interest margin on an FTE basis, compared to 34 basis points in the prior quarter.
•The net interest margin on an FTE basis increased 2 basis points to 3.63%, due to lower cost of funds.
•The yield on total interest-earning assets was down 7 basis points to 5.01%, primarily due to a decrease in loan yields, partially offset by higher securities yields.
•The cost of total interest-bearing liabilities decreased 16 basis points to 1.99% due to lower deposit costs.

NONINTEREST INCOME

Noninterest income was $43.6 million, a decrease of $2.5 million from the fourth quarter. The current quarter included a non-operating loss of $1.5 million, compared to a loss of $0.7 million in the prior quarter.
On an operating basis, noninterest income of $45.1 million decreased $1.6 million, driven primarily by the following:

•A loss on investments for employee retirement benefits of $1.9 million due to weaker equity market performance, compared to income of $1.7 million in the prior quarter. This $3.6 million reduction in noninterest income was partially offset by a $1.2 million decrease in related benefit costs reported in noninterest expense.

•Interest rate swap income decreased $0.4 million to $1.0 million primarily due to lower loan volume.

•Investment advisory fees decreased $0.3 million to $18.3 million.

These decreases in operating noninterest income were partially offset by a $2.9 million increase in miscellaneous income and fees primarily due to a $1.7 million gain on sale of commercial loans.

NONINTEREST EXPENSE

Noninterest expense was $198.6 million, an increase of $9.2 million from the fourth quarter primarily driven by higher operating costs, partially offset by lower non-operating expense.

Operating noninterest expense of $167.9 million increased $11.8 million, primarily due to seasonally higher payroll and benefit related costs and a full quarter impact of HarborOne.

•Salaries and employee benefits increased $10.6 million to $102.2 million.
•Occupancy and equipment increased $2.1 to $14.1 million.
•Technology and data processing increased $1.4 million to $23.8 million.
These increases in operating noninterest expense were partially offset by a decrease in professional services of $2.2 million to $3.4 million.

Non-operating noninterest expense of $30.8 million decreased $2.6 million, primarily due to $1.8 million in lower merger-related costs and $0.8 million in lower other non-operating expense.

BALANCE SHEET

Total assets were $30,633 million at March 31, 2026, an increase of $45.7 million from December 31, 2025.

•Loans totaled $23,388 million, a decrease of $186.5 million, or 0.8%, primarily due to paydowns of nonperforming loans and payoffs in the commercial real estate portfolio, partially offset by growth of Commercial and Industrial balances.
•Securities were $4,573 million, an increase of $147.7 million.
•Cash and equivalents were $332 million, a decrease of $14.7 million.

Deposits totaled $25,105 million, a decrease of $365.5 million or 1.4%, primarily due to seasonal outflows and elevated competitive environment for deposits.

Book value per share and tangible book value per share ended the quarter at $18.45 and $12.90, respectively.
Please refer to Appendix D for a roll-forward of tangible shareholders’ equity.

ASSET QUALITY

Non-performing loans (“NPLs”) totaled $137.7 million, or 0.60% of total loans, compared to $172.3 million, or 0.75% of total loans, at year-end 2025.

Total net charge-offs were $9.7 million, or 0.17% of average total loans, compared to $9.8 million, or 0.18% of total loans in the prior quarter.

Provision for loan losses totaled $5.8 million compared to $4.9 million in the prior quarter.

The allowance for loan losses was $327.9 million at March 31, 2026, or 1.43% of total loans, compared to $331.8 million, or 1.44% of total loans, at December 31, 2025.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, representing a $0.02, or 15% increase. The dividend will be payable on June 22, 2026 to shareholders of record as of the close of business on June 5, 2026.

The Company repurchased 3.9 million shares of common stock during the first quarter at a weighted average price of $19.33, for an aggregate purchase price of $75.1 million. As of quarter-end, 4.9 million shares remain in the current share repurchase program which expires October 31, 2026.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s first quarter 2026 earnings will be held on Friday, April 24, 2026 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (800) 715-9871 from within the U.S. and reference conference ID 8778186. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be available on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with more than 125 branch locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of March 31, 2026, Eastern had approximately $30.6 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management and Private Banking Divisions, which include the largest bank-owned independent investment adviser in Massachusetts with $9.8 billion in assets under management. Eastern takes pride in its advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in the press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) gains and losses on sales of securities available for sale, net, (ii) gains and losses on the sale of other assets, (iii) impairment charges on tax credit investments and associated tax credit benefits, (iv) other real estate owned (“OREO”) gains (losses), (v) merger and acquisition expenses, (vi) certain discrete tax items, (vii) expenses associated with staffing reorganization. Return on average tangible shareholders’ equity, operating return on average tangible shareholders’ equity as well as the operating efficiency ratio also further exclude the effect of amortization of intangible assets.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets and in the case of tangible net income (loss), return on average tangible shareholders’ equity and operating return on average tangible shareholders’ equity excludes the after-tax impact of amortization of intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company includes the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-D for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target”, “outlook” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks associated with the Company’s implementation of the merger with HarborOne Bancorp, including that revenue or expense synergies may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; that Eastern’s business may not perform as expected in the years following the merger; that Eastern’s expansion of services or capabilities resulting from the merger may be more challenging than anticipated; and disruptions arising from transitions in management personnel; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiaries, including Eastern Bank, are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; operational risks such as cybersecurity incidents, natural disasters, and pandemics and the failure of the Company to execute its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

CONTACT

Investor Contact
Andrew Hersom
Eastern Bankshares, Inc.
a.hersom@easternbank.com
617-897-1177

Media Contact
Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

EASTERN BANKSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in millions, except per-share data)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Earnings data
Net interest income	$244.7	$237.4	$200.2	$202.0	$188.9
Noninterest income (loss)	43.6	46.1	41.3	42.9	(236.1)
Total revenue	288.2	283.5	241.5	244.9	(47.2)
Noninterest expense	198.6	189.4	140.4	137.0	130.1
Pre-tax, pre-provision income (loss)	89.6	94.1	101.1	107.9	(177.3)
Provision for allowance for loan losses	5.8	4.9	7.1	7.6	6.6
Pre-tax income (loss)	83.8	89.2	94.0	100.3	(183.9)
Net income (loss)	65.3	99.5	106.1	100.2	(217.7)
Operating net income (non-GAAP)	88.6	94.7	74.1	81.7	67.5

Per-share data
Earnings (loss) per share, diluted	$0.29	$0.46	$0.53	$0.50	$(1.08)
Operating earnings per share, diluted (non-GAAP)	0.40	0.44	0.37	0.41	0.34
Book value per share	18.45	18.42	17.99	17.42	16.94
Tangible book value per share (non-GAAP)	12.90	12.90	13.14	12.53	12.01

Profitability
Return on average assets	0.86%	1.36%	1.66%	1.60%	(3.52)%
Operating return on average assets (non-GAAP)	1.17%	1.30%	1.16%	1.30%	1.09%
Return on average shareholders' equity	6.07%	9.50%	11.28%	11.10%	(24.64)%
Operating return on average shareholders' equity (non-GAAP)	8.24%	9.03%	7.87%	9.05%	7.63%
Return on average tangible shareholders' equity (non-GAAP) (1)	9.75%	14.39%	16.42%	16.44%	(33.91)%
Operating return on average tangible shareholders' equity (non-GAAP) (1)	12.84%	13.76%	11.71%	13.56%	11.70%
Net interest margin (FTE)	3.63%	3.61%	3.47%	3.59%	3.38%
Cost of deposits	1.46%	1.59%	1.55%	1.48%	1.48%
Efficiency ratio	68.9%	66.8%	58.2%	55.9%	NM
Operating efficiency ratio (non-GAAP) (2)	52.8%	50.1%	52.8%	50.8%	53.7%

Balance Sheet (end of period)
Total assets	$30,632.6	$30,586.9	$25,457.7	$25,456.2	$24,986.0
Total loans	23,388.0	23,574.5	18,828.6	18,589.8	18,204.5
Total deposits	25,105.2	25,470.8	21,117.3	21,220.8	20,797.1
Total loans / total deposits	93%	93%	89%	88%	88%

Asset quality
Allowance for loan losses ("ALLL")	$327.9	$331.8	$233.0	$232.1	$224.3
ALLL / total nonperforming loans ("NPLs")	238.18%	192.55%	336.73%	424.25%	244.81%
Total NPLs / total loans	0.60%	0.75%	0.37%	0.30%	0.51%
Net charge-offs ("NCOs") / average total loans	0.17%	0.18%	0.13%	0.00%	0.26%

Capital adequacy
Shareholders' equity / assets	13.99%	14.19%	14.95%	14.47%	14.34%
Tangible shareholders' equity / tangible assets (non-GAAP)	10.21%	10.38%	11.37%	10.85%	10.61%

(1) The return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
(2) The operating efficiency ratio excludes the amortization of intangible assets.

EASTERN BANKSHARES, INC.
CONSOLIDATED BALANCE SHEETS

	As of
(Unaudited, dollars in millions)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
ASSETS
Cash and due from banks	$111.4	$126.1	$117.4	$158.7	$128.6
Short-term investments	220.1	190.8	293.0	394.8	240.2
Cash and cash equivalents	331.6	316.9	410.4	553.5	368.8
Available for sale ("AFS") securities	3,860.3	3,825.6	3,810.6	3,896.2	4,003.9
Held to maturity ("HTM") securities	712.6	599.6	514.1	499.2	440.9
Total securities	4,572.8	4,425.1	4,324.8	4,395.4	4,444.8
Loans held for sale	25.8	22.8	0.7	—	8.1
Loans:
Commercial and industrial	4,373.7	4,324.6	3,765.9	3,661.5	3,442.7
Commercial real estate	9,475.4	9,529.1	7,426.3	7,293.8	7,176.7
Commercial construction	503.2	567.6	464.0	472.3	461.3
Business banking	1,545.2	1,603.5	1,394.6	1,422.6	1,419.9
Total commercial loans	15,897.5	16,024.8	13,050.9	12,850.1	12,500.6
Residential real estate	5,467.0	5,516.1	4,011.2	4,016.4	4,038.7
Consumer home equity	1,765.5	1,758.1	1,503.0	1,458.4	1,405.3
Other consumer	258.1	275.5	263.5	264.8	259.9
Total loans	23,388.0	23,574.5	18,828.6	18,589.8	18,204.5
Allowance for loan losses	(327.9)	(331.8)	(233.0)	(232.1)	(224.3)
Unamortized prem./disc. and def. fees	(464.0)	(489.4)	(262.9)	(274.7)	(288.8)
Net loans	22,596.2	22,753.2	18,332.7	18,083.0	17,691.4
Federal Home Loan Bank stock, at cost	38.8	13.8	6.3	6.3	9.2
Premises and equipment	117.6	120.0	72.1	66.4	65.1
Bank-owned life insurance	309.4	307.8	207.3	207.1	206.1
Goodwill and other intangibles, net	1,289.3	1,300.9	1,026.7	1,034.5	1,042.4
Deferred income taxes, net	306.1	310.0	252.9	279.3	301.7
Prepaid expenses	258.4	259.9	227.1	230.7	233.1
Other assets	786.7	756.4	596.8	599.9	615.4
Total assets	$30,632.6	$30,586.9	$25,457.7	$25,456.2	$24,986.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$6,596.6	$6,341.2	$5,662.3	$5,948.3	$5,974.4
Interest checking accounts	4,508.8	4,727.2	4,240.7	4,455.1	4,366.6
Savings accounts	2,140.1	2,010.0	1,579.9	1,605.1	1,650.0
Money market investment	7,715.5	7,885.7	6,269.6	5,964.6	5,615.3
Certificates of deposit	4,144.3	4,506.6	3,364.8	3,247.7	3,190.9
Total deposits	25,105.2	25,470.8	21,117.3	21,220.8	20,797.1
Borrowed funds:
Federal Home Loan Bank advances	689.2	199.6	25.9	26.8	20.1
Interest rate swap collateral funds	28.0	15.3	13.9	21.4	34.8
Total borrowed funds	717.2	214.9	39.8	48.2	54.9
Other liabilities	524.1	560.6	495.0	503.3	551.1
Total liabilities	26,346.6	26,246.3	21,652.2	21,772.3	21,403.1
Shareholders' equity:
Common shares	2.3	2.4	2.1	2.1	2.1
Additional paid-in capital	2,549.4	2,621.0	2,193.9	2,189.7	2,188.6
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(121.5)	(122.8)	(124.0)	(125.3)	(126.6)
Retained earnings	2,103.7	2,067.3	1,997.0	1,916.9	1,842.6
Accumulated other comprehensive income ("AOCI"), net of tax	(247.8)	(227.4)	(263.5)	(299.5)	(323.8)
Total shareholders' equity	4,286.0	4,340.6	3,805.5	3,683.9	3,582.9
Total liabilities and shareholders' equity	$30,632.6	$30,586.9	$25,457.7	$25,456.2	$24,986.0

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Mar 31, 2026 change from three months ended
(Unaudited, dollars in millions, except per-share data)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025		Mar 31, 2025

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$301.8	$295.6	$228.5	$6.2	2%	$73.3	32%
Taxable interest and dividends on securities	33.2	32.7	31.2	0.5	2%	2.0	7%
Non-taxable interest and dividends on securities	3.6	2.7	1.4	0.9	35%	2.1	148%
Interest on federal funds sold and other short-term investments	1.0	5.3	4.6	(4.3)	(81)%	(3.6)	(78)%
Total interest and dividend income	339.5	336.2	265.7	3.4	1%	73.8	28%
Interest expense:
Interest on deposits	90.4	97.3	76.0	(6.9)	(7)%	14.4	19%
Interest on borrowings	4.5	1.4	0.8	3.0	211%	3.6	451%
Total interest expense	94.9	98.8	76.8	(3.9)	(4)%	18.1	24%
Net interest income	244.7	237.4	188.9	7.2	3%	55.8	30%
Provision for allowance for loan losses	5.8	4.9	6.6	0.9	17%	(0.8)	(13)%
Net interest income after provision for allowance for loan losses	238.9	232.5	182.3	6.4	3%	56.6	31%
Noninterest income:
Investment advisory fees	18.3	18.6	16.4	(0.3)	(2)%	1.9	11%
Service charges on deposit accounts	9.9	9.9	8.3	—	—%	1.6	19%
Card Income	5.8	5.9	3.9	(0.1)	(2)%	1.9	48%
Interest rate swap income	1.0	1.4	0.5	(0.4)	(30)%	0.5	101%
(Loss) income from investments for employee retirement benefits	(1.9)	1.7	(1.3)	(3.5)	NM	(0.6)	NM
Mortgage banking income (loss)	2.9	3.0	(0.1)	(0.1)	(4)%	3.0	NM
Losses on sales of securities available for sale, net	—	—	(269.6)	—	—%	269.6	NM
Miscellaneous income and fees	9.0	6.2	6.3	2.9	46%	2.7	43%
Other non-operating (loss) income	(1.5)	(0.7)	(0.6)	(0.8)	NM	(0.9)	NM
Total noninterest income	43.6	46.1	(236.1)	(2.5)	(5)%	279.7	NM
Noninterest expense:
Salaries and employee benefits	102.2	91.5	79.9	10.6	12%	22.3	28%
Occupancy and equipment	14.1	12.0	10.6	2.1	18%	3.5	33%
Technology and data processing	23.8	22.4	18.0	1.4	6%	5.8	32%
Professional services	3.4	5.6	2.9	(2.2)	(39)%	0.5	17%
Marketing expenses	2.7	2.8	1.7	(0.1)	(4)%	1.0	56%
FDIC insurance	3.4	4.1	3.3	(0.7)	(17)%	0.1	2%
Amortization of intangible assets	11.6	10.8	7.8	0.9	8%	3.8	49%
Other operating expense	6.6	6.9	5.9	(0.3)	(4)%	0.8	13%
Non-operating expense	30.8	33.4	—	(2.6)	(8)%	30.8	—%
Total noninterest expense	198.6	189.4	130.1	9.2	5%	68.5	53%
Income (loss) before income tax expense	83.8	89.2	(183.9)	(5.3)	(6)%	267.8	NM
Income tax expense (benefit)	18.6	(10.4)	33.7	28.9	NM	(15.2)	(45)%
Net income	$65.3	$99.5	$(217.7)	$(34.2)	(34)%	$282.9	(130)%

Share data:
Weighted average common shares outstanding, basic	222.1	215.2	200.0	7.0	3%	22.1	11%

Weighted average common shares outstanding, diluted	223.4	216.4	201.4	7.0	3%	22.0	11%

Earnings (loss) per share, basic	$0.29	$0.46	$(1.09)	$(0.17)	(37)%	$1.38	(127)%

Earnings (loss) per share, diluted	$0.29	$0.46	$(1.08)	$(0.17)	(37)%	$1.37	(127)%

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Mar 31, 2026			Dec 31, 2025			Mar 31, 2025
(Unaudited, dollars in millions)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$15,846.2	$214.2	5.48%	$14,842.3	$211.9	5.67%	$12,305.0	$163.8	5.40%
Residential	5,227.9	60.7	4.71%	4,770.6	56.7	4.71%	3,913.8	42.7	4.42%
Consumer	1,980.6	32.0	6.55%	1,891.9	32.2	6.75%	1,616.4	26.2	6.57%
Total loans	23,054.7	306.9	5.40%	21,504.9	300.8	5.55%	17,835.1	232.7	5.29%
Total investment securities	4,826.8	37.8	3.18%	4,699.5	36.1	3.04%	4,967.0	33.0	2.69%
Federal funds sold and other short-term investments	126.0	1.0	3.25%	539.6	5.3	3.88%	438.4	4.6	4.29%
Total interest-earning assets	28,007.5	345.7	5.01%	26,744.0	342.1	5.08%	23,240.6	270.3	4.72%
Non-interest-earning assets	2,605.5			2,339.0			1,829.7
Total assets	$30,613.1			$29,083.0			$25,070.3

Interest-bearing liabilities:
Deposits:
Savings	$2,056.5	$1.8	0.35%	$1,868.4	$1.5	0.31%	$1,648.2	$1.2	0.29%
Interest checking	4,669.2	9.7	0.84%	4,597.1	10.9	0.94%	4,492.9	10.0	0.91%
Money market	7,860.9	41.7	2.15%	7,404.6	44.6	2.39%	5,733.6	31.7	2.24%
Time deposits	4,277.9	37.3	3.53%	4,220.5	40.4	3.80%	3,211.3	33.1	4.17%
Total interest-bearing deposits	18,864.4	90.4	1.94%	18,090.5	97.3	2.13%	15,086.0	76.0	2.04%
Borrowings	487.5	4.5	3.71%	161.6	1.4	3.51%	85.8	0.8	3.82%
Total interest-bearing liabilities	19,351.9	94.9	1.99%	18,252.1	98.8	2.15%	15,171.7	76.8	2.05%
Demand deposit accounts	6,330.2			6,172.0			5,742.1
Other noninterest-bearing liabilities	569.4			504.0			573.1
Total liabilities	26,251.5			24,928.1			21,487.0
Shareholders' equity	4,361.5			4,154.9			3,583.3
Total liabilities and shareholders' equity	$30,613.1			$29,083.0			$25,070.3

Net interest income - FTE		$250.8			$243.4			$193.5
Net interest-earning assets (2)	$8,655.6			$8,491.9			$8,068.8
Net interest margin - FTE (3)			3.63%			3.61%			3.38%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
(Unaudited, dollars in millions)
Non-accrual loans:
Commercial	$109.8	$146.6	$50.5	$36.7	$70.6
Residential	21.9	19.2	11.4	10.5	12.4
Consumer	6.0	6.5	7.3	7.5	8.6
Total non-accrual loans	137.7	172.3	69.2	54.7	91.6
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	137.7	172.3	69.2	54.7	91.6
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$137.7	$172.3	$69.2	$54.7	$91.6
Total non-performing loans to total loans	0.60%	0.75%	0.37%	0.30%	0.51%
Total non-performing assets to total assets	0.45%	0.56%	0.27%	0.21%	0.37%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.

EASTERN BANKSHARES, INC.
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
(Unaudited, dollars in millions)
Average total loans	$23,030.9	$21,479.3	$18,447.7	$18,075.2	$17,833.7
Allowance for loan losses, beginning of the period	331.8	233.0	232.1	224.3	229.0
Net loans charged-off (recovered):
Commercial and industrial	5.7	8.4	1.4	0.1	—
Commercial real estate	3.6	1.3	4.0	(0.6)	10.9
Commercial construction	—	(1.2)	—	—	—
Business banking	0.1	0.9	0.3	0.1	—
Residential real estate	—	—	0.1	—	—
Consumer home equity	(0.1)	—	0.1	—	—
Other consumer	0.4	0.4	0.3	0.3	0.4
Total net loans charged-off (recovered)	9.7	9.8	6.2	(0.2)	11.2
Initial allowance established for acquired loans	—	103.7	—	—	—
Provision for allowance for loan losses	5.8	4.9	7.1	7.6	6.6
Total allowance for loan losses, end of period	$327.9	$331.8	$233.0	$232.1	$224.3
Net charge-offs to average total loans outstanding during this period	0.17%	0.18%	0.13%	0.00%	0.26%
Allowance for loan losses as a percent of total loans	1.43%	1.44%	1.26%	1.27%	1.25%
Allowance for loan losses as a percent of nonperforming loans	238.18%	192.55%	336.73%	424.25%	244.81%

Note: columns may not foot due to rounding.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
(Unaudited, dollars in millions, except per-share data)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025

Net income (loss) (GAAP)	$65.3	$99.5	$106.1	$100.2	$(217.7)
Add:
Noninterest income components:
Losses on sales of securities available for sale, net	—	—	—	—	269.6
Gain on sale of other equity investment	—	—	(1.6)	—	—
Losses (gains) on sales of other assets	1.5	0.7	0.1	(0.6)	0.6
Noninterest expense components:
Lease impairment	—	3.5	—	—	—
Expenses associated with staffing reorganization	2.7	—	—	—	—
Merger and acquisition expenses	28.1	29.9	3.2	2.6	—
Total impact of non-GAAP adjustments	32.3	34.0	1.7	2.0	270.3
Less: net tax benefit (expense) associated with non-GAAP adjustments (1)	8.9	38.8	33.8	20.5	(14.9)
Non-GAAP adjustments, net of tax	$23.4	$(4.8)	$(32.1)	$(18.5)	$285.2
Operating net income (non-GAAP)	$88.6	$94.7	$74.1	$81.7	$67.5

Weighted average common shares outstanding during the period:
Basic	222.1	215.2	198.7	198.5	200.0
Diluted	223.4	216.4	199.5	199.0	201.4

Earnings (loss) per share, basic:	$0.29	$0.46	$0.53	$0.50	$(1.09)
Earnings (loss) per share, diluted:	$0.29	$0.46	$0.53	$0.50	$(1.08)

Operating earnings per share, basic (non-GAAP)	$0.40	$0.44	$0.37	$0.41	$0.34
Operating earnings per share, diluted (non-GAAP)	$0.40	$0.44	$0.37	$0.41	$0.34

Return on average assets (2)	0.86%	1.36%	1.66%	1.60%	(3.52)%
Add:
Losses on sales of securities available for sale, net (2)	0.00%	0.00%	0.00%	0.00%	4.36%
Gain on sale of other equity investment (2)	0.00%	0.00%	(0.02)%	0.00%	0.00%
Losses (gains) on sales of other assets (2)	0.02%	0.01%	0.00%	(0.01)%	0.01%
Lease impairment (2)	0.00%	0.05%	0.00%	0.00%	0.00%
Expenses associated with staffing reorganization (2)	0.04%	0.00%	0.00%	0.00%	0.00%
Merger and acquisition expenses (2)	0.37%	0.41%	0.05%	0.04%	0.00%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	0.12%	0.53%	0.53%	0.33%	(0.24)%
Operating return on average assets (non-GAAP) (2)	1.17%	1.30%	1.16%	1.30%	1.09%

Return on average shareholders' equity (2)	6.07%	9.50%	11.28%	11.10%	(24.64)%
Add:
Losses on sales of securities available for sale, net (2)	0.00%	0.00%	0.00%	0.00%	30.52%
Gain on sale of other equity investment (2)	0.00%	0.00%	(0.17)%	0.00%	0.00%
Losses (gains) on sales of other assets (2)	0.14%	0.06%	0.01%	(0.07)%	0.07%
Lease impairment (2)	0.00%	0.33%	0.00%	0.00%	0.00%
Expenses associated with staffing reorganization (2)	0.25%	0.00%	0.00%	0.00%	0.00%
Merger and acquisition expenses (2)	2.61%	2.85%	0.34%	0.29%	0.00%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	0.83%	3.71%	3.59%	2.27%	(1.68)%
Operating return on average shareholders' equity (non-GAAP) (2)	8.24%	9.03%	7.87%	9.05%	7.63%

Tangible net income
Net income (loss) (GAAP)	65.3	99.5	106.1	100.2	(217.7)
Add: Amortization of intangible assets	11.6	10.8	7.8	7.8	7.8
Less: Tax effect of amortization of intangible assets (3)	3.2	3.0	2.2	2.2	2.2
Tangible net income (loss) (non-GAAP) (4)	73.7	107.3	111.8	105.9	(212.0)

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$4,361.5	$4,154.9	$3,733.4	$3,623.2	$3,583.3
Less: Average goodwill and other intangibles	1,296.8	1,196.4	1,031.8	1,039.6	1,047.5
Average tangible shareholders' equity (non-GAAP)	$3,064.7	$2,958.6	$2,701.5	$2,583.5	$2,535.8

Return on average tangible shareholders' equity (non-GAAP) (2) (4)	9.75%	14.39%	16.42%	16.44%	(33.91)%
Add:
Losses on sales of securities available for sale, net (2)	0.00%	0.00%	0.00%	0.00%	43.12%
Gain on sale of other equity investment (2)	0.00%	0.00%	(0.23)%	0.00%	0.00%
Losses (gains) on sales of other assets (2)	0.20%	0.09%	0.01%	(0.10)%	0.10%
Lease impairment (2)	0.00%	0.47%	0.00%	0.00%	0.00%
Expenses associated with staffing reorganization (2)	0.36%	0.00%	0.00%	0.00%	0.00%
Merger and acquisition expenses (2)	3.71%	4.01%	0.47%	0.40%	0.00%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	1.18%	5.20%	4.96%	3.18%	(2.38)%
Operating return on average tangible shareholders' equity (non-GAAP) (2) (4)	12.84%	13.76%	11.71%	13.56%	11.70%

(1) The net tax benefit (expense) associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income.
(2) Metrics for the three months presented on an annualized basis.
(3) The tax effect of amortization of intangible assets is calculated using the Company's combined statutory tax rate of 27.6%.
(4) The tangible net income (loss), return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
Note: columns may not foot due to rounding.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
(Unaudited, dollars in millions)
Net interest income (GAAP)	$244.7	$237.4	$200.2	$202.0	$188.9
Add:
Tax-equivalent adjustment (non-GAAP) (1)	6.2	6.0	5.1	4.8	4.6
Fully-taxable equivalent net interest income (non-GAAP)	$250.8	$243.4	$205.4	$206.8	$193.5

Noninterest income (loss) (GAAP)	$43.6	$46.1	$41.3	$42.9	$(236.1)
Less:
Losses on sales of securities available for sale, net	—	—	—	—	(269.6)
Gain on sale of other equity investment	—	—	1.6	—	—
(Losses) gains on sales of other assets	(1.5)	(0.7)	(0.1)	0.6	(0.6)
Noninterest income on an operating basis (non-GAAP)	$45.1	$46.7	$39.7	$42.2	$34.2

Noninterest expense (GAAP)	$198.6	$189.4	$140.4	$137.0	$130.1
Less:
Lease impairment	—	3.5	—	—	—
Expenses associated with staffing reorganization	2.7	—	—	—	—
Merger and acquisition expenses	28.1	29.9	3.2	2.6	—
Noninterest expense on an operating basis (non-GAAP)	$167.9	$156.1	$137.2	$134.4	$130.1
Less: Amortization of intangible assets	$11.6	$10.8	$7.8	$7.8	$7.8
Noninterest expense for calculating the operating efficiency ratio (non-GAAP) (2)	$156.2	$145.3	$129.4	$126.6	$122.3

Total revenue (GAAP)	$288.2	$283.5	$241.5	$244.9	$(47.2)
Total operating revenue (non-GAAP)	$295.9	$290.1	$245.1	$249.1	$227.7

Efficiency ratio (GAAP)	68.9%	66.8%	58.2%	55.9%	NM
Operating efficiency ratio (non-GAAP) (2)	52.8%	50.1%	52.8%	50.8%	53.7%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to a FTE basis using a marginal tax rate of 22.0%, 22.6%, 21.8%, 21.8%, and 21.8% for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.
(2) The operating efficiency ratio excludes, in addition to the adjustments made to operating net income, the amortization of intangible assets. This measure is used by the Company when analyzing corporate performance and the Company believes that investors may find it useful.
Note: columns may not foot due to rounding.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
(Unaudited, dollars in millions, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$4,286.0	$4,340.6	$3,805.5	$3,683.9	$3,582.9
Less: Goodwill and other intangibles	1,289.3	1,300.9	1,026.7	1,034.5	1,042.4
Tangible shareholders' equity (non-GAAP)	2,996.7	3,039.6	2,778.8	2,649.3	2,540.6

Tangible assets:
Total assets (GAAP)	30,632.6	30,586.9	25,457.7	25,456.2	24,986.0
Less: Goodwill and other intangibles	1,289.3	1,300.9	1,026.7	1,034.5	1,042.4
Tangible assets (non-GAAP)	$29,343.3	$29,285.9	$24,431.0	$24,421.6	$23,943.7

Shareholders' equity to assets ratio (GAAP)	13.99%	14.19%	14.95%	14.47%	14.34%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	10.21%	10.38%	11.37%	10.85%	10.61%

Common shares outstanding	232.3	235.6	211.5	211.5	211.6

Book value per share (GAAP)	$18.45	$18.42	$17.99	$17.42	$16.94
Tangible book value per share (non-GAAP)	$12.90	$12.90	$13.14	$12.53	$12.01

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of			Change from
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
(Unaudited, dollars in millions, except per-share data)
Common stock	$2.3	$2.4	$2.1	$—	$0.2
Additional paid in capital	2,549.4	2,621.0	2,188.6	(71.7)	360.8
Unallocated ESOP common stock	(121.5)	(122.8)	(126.6)	1.3	5.0
Retained earnings	2,103.7	2,067.3	1,842.6	36.3	261.1
AOCI, net of tax - available for sale securities	(277.2)	(259.4)	(332.6)	(17.9)	55.3
AOCI, net of tax - pension	33.4	35.0	24.9	(1.6)	8.5
AOCI, net of tax - cash flow hedge	(4.0)	(3.0)	(16.1)	(1.0)	12.1
Total shareholders' equity:	$4,286.0	$4,340.6	$3,582.9	$(54.6)	$703.0
Less: Goodwill and other intangibles	1,289.3	1,300.9	1,042.4	(11.6)	246.9
Tangible shareholders' equity (non-GAAP)	$2,996.7	$3,039.6	$2,540.6	$(42.9)	$456.1

Common shares outstanding	232.3	235.6	211.6	(3.4)	20.7

Per share:
Common stock	$0.01	$0.01	$0.01	$—	$—
Additional paid in capital	10.97	11.12	10.34	(0.15)	0.63
Unallocated ESOP common stock	(0.52)	(0.52)	(0.60)	—	0.08
Retained earnings	9.06	8.77	8.71	0.28	0.35
AOCI, net of tax - available for sale securities	(1.19)	(1.10)	(1.57)	(0.09)	0.38
AOCI, net of tax - pension	0.14	0.15	0.12	—	0.03
AOCI, net of tax - cash flow hedge	(0.02)	(0.01)	(0.08)	—	0.06
Total shareholders' equity:	$18.45	$18.42	$16.94	$0.03	$1.52
Less: Goodwill and other intangibles	5.55	5.52	4.93	0.03	0.62
Tangible shareholders' equity (non-GAAP)	$12.90	$12.90	$12.01	$—	$0.89

Note: columns may not foot due to rounding.